UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2026

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53601	87-0496850
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Beachland Blvd., Suite 1377
Vero Beach, Florida 32963

(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities

2026 Bridge financing

On April 23, 2026 Mitesco, Inc. (the “Company”) received funding from a new institutional investor in the Company using the 2026 Bridge Note previously executed with other of its historical investors. The 10% Original Issue Discount Convertible Promissory Note (the “2026 Bridge Note”) has a $50,000 purchase price. The note bears interest of 10%, and has a maturity 12 months from the date of the note. Under the terms of the note, the Company is obligated to repay a total of $55,000 as the note includes a 10% original issue discount. The note may be converted into common stock of the Company at $0.15 per share, subject to certain adjustments. The description of the 2026 Bridge Note and related Securities Purchase Agreement represents summaries and are qualified in their entirety by Exhibit 10.1 and Exhibit 10.2, attached hereto and incorporated herein by reference.

The 2026 Bridge Note was sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act of 1933. Securities issued in this offering have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements

Shares issued for dividends and redemptions

The Company issued the shares noted to accredited Institutional investors in a transaction not involving a public offering pursuant to section 4(a)(2) of the United States Securities Act of 1933, as amended.

Series X Preferred Stock issuances

The Board of Directors has approved the issuance of additional shares of its Series X Preferred stock as follows:

a.	Each Director shall receive $60,000 of Series X Preferred stock as a part of their compensation for FY2026;

b.	A historical shareholder, Anglo Irish Investments, LLC shall receive $60,000 of Series X Preferred stock as consideration for its assistance in evaluating certain acquisitions.

As of a result of these issuances there are now 51,703 shares of Series X Preferred Stock outstanding.

The Series X Preferred shares have the following attributes:

Ranking. The Series X Preferred Stock ranks pari passu with the Series C Preferred Stock, senior to the Series A Preferred Stock and senior to all classes or series of Common Stock.

Voting Rights. Holders of the Series X Preferred Stock have “super” voting rights such that on each matter on which holders of the our stock are entitled to vote, each share of Series X Preferred Stock will be entitled to four hundred (400) votes, subject to any adjustment for stock splits or dividends subsequent to issuance, except that when shares of any other class or series of Preferred Stock we may issue have the right to vote with the Series X Preferred Stock as a single class on any matter, the Series X Preferred Stock and the shares of each such other class or series will have four hundred (400) votes for each $25.00 of liquidation preference (excluding accumulated dividends).

Dividends. Holders of shares of the Series X Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, or at our option through the issuance of shares of restricted Common Stock, cumulative cash, or Common Stock, at the rate of 10% on $25.00 per share of each Series X Preferred Stock, per annum (equivalent to $2.50 per share per annum). Such dividends shall accrue daily and be cumulative as of the issuance date of such Series X Preferred Stock and shall be payable monthly in arrears on the 15th day of each month.

Liquidation Rights. Upon our liquidation, dissolution or winding up, the holders of our Series X Preferred stock will be entitled to share rateably in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock then outstanding, if any, with a $25.00 liquidation preference per share, plus an amount equal to any accumulated and unpaid dividends prior to any distributions to our Common Stock holders or any other class or series of capital stock that may rank junior to the Series X Preferred Stock. Such liquidation preference is subject to adjustments for stock splits, combinations, or similar events.

Rights and Preferences. The rights, preferences, and privileges of holders of our Series X Preferred Stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of Preferred Stock that we may designate and issue in the future that may rank senior to the Series X Preferred Stock.

Redemption Rights. On or after December 31, 2022, or the occurrence of a change of control, we may, at our option, upon at least 30 days’ but not more than 60 days’ notice, redeem the Series X Preferred Stock, in whole or in part for cash at a redemption price of $25.00 per share of Series X Preferred Stock, plus any accumulated and unpaid dividends thereon. If such a redemption is due to a change of control, then such redemption price can only be paid with cash, otherwise, the redemption price may be paid out of cash or issuance of other equity at our option.

Pre-emptive or Similar Rights. Our Series X Preferred Stock has no pre-emptive or conversion rights or other subscription rights, nor are there any redemption or sinking fund provisions applicable to our Common Stock.

Fully Paid and Nonassessable. All our issued and outstanding shares of Series X Preferred Stock are fully paid and nonassessable.

These shares of restricted stock were issued to accredited investors in a transaction not involving a public offering pursuant to Regulation D of the United States Securities Act of 1933, as amended. The securities described have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2026 the Board of Directors of Mitesco, Inc. (the “Company”) hereby approved the following actions:

Officer Compensation for FY2026

The Board has approved the following compensation for Brian Valania in his role as CEO of the Company for FY2026:

a.	Base salary of $120,000 per year, accruing monthly retroactive to January 1, 2026;

b.	A quarterly performance bonus of $30,000 per quarter to be earned based on the achievement of certain MBO (management by objective) actions. Those achievement goals to be set by Jordan Balencic as head of the compensation committee;

c.	All payments shall accrue but will not be paid unless the Board determines that there is sufficient cash available to do so;

d.	It is noted that as of this date $60,000 remains unpaid and owed from FY2025, and the Board will make a determination as to the ability to be paid based on available cash on a going forward basis.

Director Compensation for FY 2026

The Board has set compensation for the members of the Board during FY2026 as follows:

e.	An issuance of $60,000 of Series X Preferred shares as of this date;

f.	An issuance of 100,000 stock options under a Form S-8 when filed as noted below, fully vested at the time of issuance;

g.	A potential award of $25,000 in cash upon the successful raising of at least $5 million in equity, debt or other cash infusion.

Item 8.01 Other Events.

The Board of Directors has approved the filing of a stock option plan for the benefit of its employees, executives, advisors and consultants. It anticipates filing the new plan under Form S-8 allowing for 5 million shares to be issued, with pricing for the exercise of the options to be set at 115% of the closing price at the time of the issuance.

The Company has previously stated it is looking for acquisitions including those based on new technologies. On April 22, 2025 it retained a firm with expertise in valuations to examine one of its potential acquisition candidates. The Company expects to incur an expense of up to $20,000 related to this advisory firm, and potentially as much as $150,000 in total professional expenses including legal, accounting and audit during Q2 of FY2026 should it choose to proceed with this transaction There can be no assurance that the Company will be able to agree to acceptable terms with the entity and its shareholders, that the financing needed to fund the operations at acceptable terms will be available, or that the Company’s professionals will be able to provide comfort and opinion letters to support the transaction.

Item 9.01 Financial Statements and Exhibits.

Exhibits	Description
10.1	Form of 2026 Bridge Note
10.2	Form of 2026 Bridge Note Securities Purchase Agreement
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2026	MITESCO, INC.

	By:	/s/ Mack Leath
Mack Leath
Chairman and CEO

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